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                                                    Exhibit 10.13

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                                                    LONG TERM INSTALLMENT NOTE
                                                                  (NEW JERSEY)

                                                    Obligor # 8467416508
                                                            ------------------
                                                    Obligation #
                                                                --------------

                                                            Newark, New Jersey
                                                                  May 16, 1995
                                                    --------------------------

$59,583.26
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FOR VALUE RECEIVED, and intending to be legally bound hereby, the Borrower, jointly and severally and unconditionally promises(s) to pay to the order of First Fidelity Bank, N.A., New Jersey (the "Bank") the principal sum of fifty-nine thousand five hundred eighty three & 26/100 dollars ($59,583.26) in accordance with the payment provisions hereinafter set forth.

A.   TERMS OF NOTE.

     1. PRINCIPAL PAYMENTS. The outstanding principal balance hereunder shall be paid in thirty-six (36) consecutive /x/ monthly / / quarterly installments in the amount of one thousand six hundred sixty-six & 67/100 Dollars ($1,666.67) each, commencing on June 15, 1995, and continuing on the same day of each consecutive period thereafter, with a final installment in the amount of the remaining unpaid principal balance outstanding hereunder due and payable on May 15, 1998. If the foregoing blank spaces are not completed, the outstanding principal balance hereunder shall be paid on __________, 19__.

     2. INTEREST PAYMENTS. The Borrower agrees to pay to the Bank, interest, in arrears, on the outstanding balance hereunder monthly (unless principal payments are due quarterly, in which case interest is due quarterly) until the entire principal balance hereunder, together with accrued, unpaid interest thereon is paid in full. Interest on the principal balance outstanding hereunder shall accrue at (i) the Bank's Base Rate (hereinafter defined) plus two percent (2%) per annum or (ii) a per annum rate of ________ percent (_____%).

     3. COMPUTATION OF INTEREST. Interest charged hereunder shall be computed daily on the basis of a 360 day year for the actual number of days elapsed.

     4. PAYMENT TERMS. All payments made hereunder shall be made on the due date thereof, in immediately available funds and in lawful currency of the United States of America. All payments made hereunder shall be made to the Bank at its offices set forth in this Note or at such other address as the Bank shall notify the Borrower of in writing.

     5. DEBITING OF ACCOUNT. The Borrower agrees to maintain an account at the Bank continuously until the Liabilities due hereunder are paid in full (the "Account"). The Bank may, and the Borrower authorizes the Bank to, debit the Account for the amount of any payment as and when such payment becomes due hereunder. If there are insufficient funds in the Account at the time the Account is debited, and the debiting creates an overdraft, the Bank may charge the Borrower an administrative fee in an amount established from time to time by the Bank. The foregoing rights of the Bank to debit the Borrower's accounts shall be in addition to, and not in limitation of, any rights of set-off which the Bank may have hereunder or under any Loan Document.

     6. LATE CHARGE. If any payment is not paid in full when the same is due, the Borrower shall pay the Bank a fee on such unpaid amount equal to five percent (5%) of such amount.

     7. DEFAULT RATE. At the Bank's option, interest will be assessed on any principal which remains unpaid at the maturity of this Note, whether by acceleration or otherwise, at a rate which is four percent (4%) higher than the rate otherwise charged hereunder (the "Default Rate") provided that at no time shall the Default Rate exceed the highest rate of interest allowed by law. Such Default Rate of Interest shall also be charged on the amounts owed by the Borrower to the Bank pursuant to any judgment entered in favor of Bank with respect to this Note.

     8. PREPAYMENT. If interest hereunder accrues at a floating rate, this Note may be prepaid in whole or in part without prepayment penalty or premium. If interest hereunder accrues at a fixed rate, the Loan may be prepaid, in whole or in part, at any time, provided, that any prepayment (whether in whole or in part and whether made voluntarily or because of accelerations) will also be accompanied by an amount equal to the amount described in Schedule I (the "Make Whole Premium") provided however that if no such schedule is attached hereto then the Make Whole Premium shall equal N/A percent (____%) of the amount of the prepayment if the prepayment occurs during the first twelve months of the Loan, N/A percent (_____%) of the amount of the prepayment if the prepayment occurs during the second twelve months of the Loan (if applicable), N/A percent (_____%) of the amount of the prepayment if the prepayment occurs during the third twelve months of the Loan (if applicable) N/A percent (_____%) of the amount of the prepayment if the prepayment occurs during the fourth twelve months of the Loan (if applicable) and N/A percent (_____%) of the amount of the prepayment if the prepayment occurs during the fifth twelve months of the Loan (if applicable). If the percentages herein are left blank and no schedule is attached hereto, then the Make Whole Premium shall be determined by the Bank in its sole discretion. The Bank's determination of the Make Whole Premium shall be conclusive and binding, absent manifest error. All payments received on this Note may be applied in such order as the Bank in its sole discretion shall determine.

B. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     1. AFFILIATE. The term "Affiliate" means First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

     2. BASE RATE. The term "Base Rate" means the rate of interest established by the Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder shall change automatically and immediately as of the date of any change in the Base Rate without notice to the Borrower.

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     3.   BORROWER.  The term "Borrower" means every person or entity that is a signatory to this Note other than the Bank.

4. LIABILITES. The term "Liabilities" means any and all obligations and indebtedness of every kind and description of the Borrower owing to the Bank or to any Affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft, or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs and/or allocated fees and costs of Bank's in-house legal counsel, that have been or may hereafter be contracted or incurred.

5. LOAN. The term "Loan" shall mean the principal balance outstanding hereunder together with any accrued, unpaid interest hereon and any fees and/or expenses of the Bank payable hereunder.

6. LOAN DOCUMENTS. The term "Loan Documents" means this Note and any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

7. NOTE. The term "Note" shall mean this installment Note together with all attachments hereto and all amendments and modifications hereto in effect from time to time.

8. OBLIGOR. The term "Obligor" means the Borrower and each and every maker, endorser, guarantor or surety of or for the Liabilities.

C. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:

1. USE OF PROCEEDS. The proceeds of the Loan will be used only for business purposes;

2. FINANCIAL STATEMENTS. All financial statements heretofore delivered by the Borrower to the Bank are true, correct, and complete in all material respects, fairly represent the Borrower's financial condition as of the date hereof, disclose all outstanding indebtedness and obligations of the Borrower and liens and encumbrances against its properties and assets, and no information has been omitted which would make the information previously furnished misleading or incorrect in any material respect. There have been no adverse changes in the Borrower's financial condition or business since the date of such statements;

3. SUITS AND DEFAULTS. There are no actions, suits, proceedings, or claims pending or threatened against the Borrower or any of its property; and the Borrower's business is in compliance with all applicable orders, laws, rules and regulations. The Borrower is not in default under any agreement to which the Borrower is a party or by which the Borrower or any of its property is bound, or under any instrument evidencing any indebtedness of the Borrower, and neither the Borrower's execution of nor performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement or instrument other than a lien or encumbrance in favor of the Bank; and

4. TAX RETURNS AND TAXES. The Borrower has filed all federal, state, and local tax returns required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties, except where the same are being contested in good faith by appropriate proceedings.

D. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that so long as there are any outstanding Liabilities, the Borrower shall;

1. FINANCIAL STATEMENTS. Keep and maintain complete and accurate books and records; permit representatives and/or agents of the Bank full and complete access to any or all of the Borrower's properties and financial records, to make extracts from and/or audit the Borrower's books, records and financial information and to inspect the Borrower's facilities and properties. The Borrower shall provide to the Bank not later than ninety (90) days after the end of each fiscal year of the Borrower, financial information, in form and substance acceptable to the Bank, for the immediately preceding fiscal year and such other information respecting the operations, financial or otherwise, of the Borrower, as the Bank may from time to time reasonably request. The Borrower shall prepare and timely file all federal, state and local tax returns required to be filed by the Borrower and shall submit to the Bank a copy of its federal tax return immediately after filing same with the Internal Revenue Service;

2. NOTICE OF CERTAIN EVENTS. Promptly give written notice to the Bank of
   (i) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; (ii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct its business; and (iii) the formation of any subsidiary of the Borrower after the date of this Note, which notice shall be accompanied by the resolution of the Board of Directors of such subsidiary authorizing such subsidiary to execute a guaranty of the Liabilities, satisfactory in form and substance to the Bank, together with such guaranty duly executed by such subsidiary;

3. PRESERVATION OF PROPERTY; INSURANCE. Keep and maintain, and require its subsidiaries to keep and maintain, all of its and their property and assets in good order and repair, maintain extended coverge, general liability, business interruption, hazard, property and other insurance in amounts deemed sufficient by the Bank and as is customary for businesses similar to the Borrower's business, and deliver to the Bank certificates of all such insurance in effect; and cause all such policies covering any collateral for the Liabilities and business interruption to contain loss payee endorsements in favor of the Bank and to be subject to cancellation or reduction in coverage only upon 30 days prior written notice thereof to the Bank at its address set forth in this Note;

4. TAXES. Pay and discharge, and require its subsidiaries to pay and discharge, when due, all taxes, assessments or other governmental charges imposed on them or any of their respective properties, unless the same are currently being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor;

5. ENVIRONMENTAL LIENS; REMOVAL OF HAZARDOUS SUBSTANCE. In the event that there shall be filed a lien against any property of the Borrower by any jurisdiction, political subdivision, agency, or instrumentality thereof, arising from an act or omission of the Borrower, resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, then, within thirty (30) days from the date that the Borrower is given notice that the lien has been placed against such property, or within such shorter period of time in the event that such jurisdiction, political subdivision, agency, or instrumentality thereof has commenced steps to cause such property to be sold pursuant to the lien, the Borrower shall either (i) pay the claim and remove the lien from the applicable property or (ii) furnish to such jurisdiction, political subdivision, agency, or instrumentality thereof that imposed the lien, a bond satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in the amount of the claim out of which the lien arises. Should the Borrower cause or permit any act or omission resulting in damage to the natural resources without having obtained a permit issued by the appropriate governmental authorities, the Borrower shall promptly clean up same in accordance with all applicable federal, state, and local statutes, laws, ordinances, rules and regulations; and

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    6.  ADDITIONAL AFFIRMATIVE COVENANTS. The Borrower further affirmatively covenants and agrees that it shall perform any other affirmative covenants set forth in the Loan Documents to which the Borrower is a party.

E. NEGATIVE COVENANTS. So long as any Liabilities are outstanding, the Borrower shall not, without the prior written consent of the Bank;

    1. PAYMENT OF DIVIDENDS; REDEMPTION OF STOCK. Pay any dividends, make any withdrawal from its capital, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of its outstanding stock, partnership or other equity interests, except for such actions by any subsidiary in favor of the Borrower;

    2. GUARANTY OBLIGATIONS. Become a guarantor, surety, obligor or otherwise become directly, indirectly or contingently liable for the debts or obligations of others, except for the benefit of the Bank or its Affiliates, and except as an endorser of checks or drafts negotiated in the ordinary course of the Borrower's business;

    3. TANGIBLE NET WORTH. Permit its Tangible Net Worth at any time to be less than ninety percent (90%) of its Tangible Net Worth for the immediately preceding fiscal year. "Tangible Net Worth" is defined, at any date, as (i) the aggregate amount at which all assets of the Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts owing from officers, directors, shareholders, principals, partners or affiliates of the Borrower and any Investments in any entities owned or controlled by any of the foregoing, and such other assets as are properly classified as "Intangible assets" less (ii) the aggregate amount of indebtedness, liabilities (including tax and other proper accruals) and reserves of the Borrower (excluding Approved Subordinated Debt); "Approved Subordinated Debt" means any indebtedness for borrowed money that is permitted by this Note and that is owing on the date hereof or is subordinated to the Liabilities on terms approved in writing by the Bank; and

    4. ADDITIONAL NEGATIVE COVENANTS. The Borrower and its subsidiaries shall not undertake any activities prohibited by any negative covenant set forth in the Loan Documents to which the Borrower is a party.

F. EVENTS OF DEFAULT. The occurrence of any one of the following shall constitute an event of default ("Event of Default") under this Note:

    1. BREACH. A breach by any Obligor of any term, obligation, provision, covenant, representation or warranty, arising under (i) this Note, including, without limitation, failure to make any payment when due hereunder or under any other Loan Document; (ii) any present or future agreement with or in favor of the Bank and/or any Affiliate, including the failure to make any payment when due; or (iii) any present or future agreement or instrument for borrowed money or other financial accommodations with any person or entity;

    2. BANKRUPTCY; INSOLVENCY. (i) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) the appointment, or the filing of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

    3. DEATH; REORGANIZATION. The death, dissolution, merger, consolidation, or reorganization of any Obligor;

    4. MATERIAL MISSTATEMENT. Any statement, representation or warranty made in or pursuant to this Note or any other Loan Document or to induce the Bank to enter into this Note shall prove to be untrue or misleading in any material respect;

    5. DEBT, LIENS, LOANS, LEASE PAYMENTS. Any Obligor (i) incurs or assumes additional debt other than debt to the Bank and/or an Affiliate and/or trade debt in the ordinary course of its business; (ii) makes any loans or advances to officers, directors, shareholders, principals, partners or affiliates of the Borrower or any Obligor; (iii) creates, permits or grants any lien or security interest in any of its property on which the Bank has a lien and/or security interest or (iv) incurs, creates or assumes any commitment, either directly or indirectly, for rent, service fees or charges or finance charges under any lease, rental, sale-lease back or other agreement for use of the property of any person and/or entity other than the Borrower;

    6. ENTRY OF JUDGMENT. The filing, entry, or issuance of any judgment, execution, garnishment, attachment, distraint, or lien against any Obligor or its property; the entry of any order enjoining or restraining any Obligor and/or restraining or seizing any property of any Obligor; or

    7. TRANSFER OF ASSETS. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank.

G.  REMEDIES.

    1. ACCELERATION OF LIABILITIES; RIGHTS OF BANK. Upon the occurrence of an Event of Default described in Section F hereof (other than any Event of Default described in Paragraph F.2.), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document shall terminate and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon the occurrence of an Event of Default described in Paragraph F.2. hereof, immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document, shall terminate, and the Loan and all other Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank, at its option, may exercise any and all rights and remedies it has under this Note, the other Loan Documents and under applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at the Default Rate, which rate shall, at the Bank's option, apply upon and after an Event of Default, maturity, whether by acceleration or otherwise, and the entry of judgment with respect to any or all of the Liabilities. Upon and following an Event of Default hereunder, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity, or other appropriate proceeding, including, without limitation, an action for specific performance to enforce or aid in the enforcement of any provision contained herein or in any other Loan Document.

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    2.  RIGHT OF SET-OFF. If any of the Liabilities shall be due and payable or any one or more Events of Default shall have occurred, whether or not the Bank shall have made any demand under this Note and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of Interest or the Imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property, funds, and accounts, and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities held by the Affiliate for the Borrower's account, and to debit any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the Imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

   3. REMEDIES CUMULATIVE; NO WAIVER. The rights, powers and remedies hereunder and under the other Loan Documents are cumulative and concurrent, and are not exclusive of any other rights, powers or remedies available to the Bank. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

   4. CONTINUING ENFORCEMENT OF THE LOAN DOCUMENTS. If, after receipt of any payment of all or any part of the Note or the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this Paragraph shall survive the termination of this Note and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

H. MISCELLANEOUS.

   1. WAIVER OF DEMAND. The Borrower (i) waives demand, presentment; protest, notice of protest, and notice of dishonor of this Note; (ii) consents to any and all extensions of time, renewals, waivers, modifications that may be granted by the Bank with respect to the payment or other provisions of this Note; and
      (iii) agrees that makers, endorsers, guarantors, and sureties for the Indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder. The liability of the Borrower hereunder shall be absolute and unconditional.

   2. NOTICES. Notices and communications under this Note shall be in writing and shall be given by (i) hand-delivery, (ii) first class mail (postage prepaid), or (ii) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Note. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by hand-delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

   3. COSTS AND EXPENSES. Whether or not the transactions contemplated by the Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation, perfection, protection of collateral, administration and enforcement of this Note and the other Loan Documents, the collection of all amounts due under this Note and the other Loan Documents, and all amendments, modifications, consents or waivers, if any, to the Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Note or any other Loan Document.

   4. PAYMENT DUE ON A DAY OTHER THAN A BUSINESS DAY. If any payment due or action to be taken under this Note or any other Loan Document falls due or is required to be taken on a day that the Bank is not open for business, such payment or action shall be made or taken on the next succeeding day when the Bank is open for business and such extended time shall be included in the computation of interest.

   5. GOVERNING LAW. This Note shall be construed in accordance with and governed by the substantive laws of the State of New Jersey without reference to conflict of laws principles.

   6. INTEGRATION; AMENDMENT. This Note and other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Note, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

   7. SUCCESSORS AND ASSIGNS. This Note (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Note and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant.

   8. SEVERABILITY AND CONSISTENCY. The illegality, unenforceability or inconsistency of any provision of this Note or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Note or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

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9.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Borrower irrevocably appoints each and every owner, partner and/or officer of the Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth in this Note, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any of the other Loan Documents. The Borrower hereby consents and agrees that (i) any action or proceeding against it may be commenced and maintained in any court within the State of New Jersey or in the United States District Court for the District of New Jersey by service of process on any such owner, partner and/or officer and (ii) the courts of the State of New Jersey and the United States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has its principal place of business in New Jersey.

10. JOINT AND SEVERAL LIABILITY. In the event that the Borrower consists of more than one person or entity, the Liabilities of each such person or entity shall be joint and several and the word "Borrower" means each of them, any of them and/or all of them.

11. JUDICIAL PROCEEDINGS; WAIVERS.

    THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT,
    ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT
    TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM
    OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN,
    OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A
    SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT
    A PART OF THIS NOTE.

IN WITNESS WHEREOF, the Borrower has executed and delivered to the Bank this Note, as of the day and year first above written.

------------------------------------       ------------------------------------
Name:                                      Name:

Address: ---------------------------       Address: ---------------------------

         ---------------------------                ---------------------------

                                            Soft-Com, Inc.
                                            -----------------------------------
                                            Corporation or Partnership Name

                                            By:  /s/ John Perri
                                                 ------------------------------
                                                 Name: John Perri
                                                 Title: President

                                            Address: 140 West 22nd Street
                                                     --------------------------

                                                     New York, New York 10011
                                                     --------------------------

First Fidelity Bank, N.A., New Jersey

Address: 550 Broad Street 5th fl.
         ----------------------------

         Newark, NJ 07102
         ----------------------------

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